UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2016

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Exchange Offer.

This Current Report on Form 8-K relates to the grant of stock options (the “new stock options”) by OncoSec Medical Incorporated (“OncoSec” or the “Company”) to certain employees, directors and consultants of the Company (the “eligible participants”), in exchange for the cancellation of certain stock options (the “eligible stock options”) tendered by such eligible participants in the Company’s exchange offer (the “Exchange Offer”) commenced on November 16, 2016. The Exchange Offer was completed on the terms and under the conditions set forth in the Offer to Exchange Certain Stock Options for New Stock Options, dated November 16, 2016 (the “Offer to Exchange”), filed as Exhibit (a)(1)(A) to the Company’s Tender Offer Statement on Schedule TO related to the Exchange Offer, the related Election and Withdrawal Form, filed as Exhibit (a)(1)(C) to the Company’s Tender Offer Statement on Schedule TO related to the Exchange Offer, and the terms and conditions of the applicable stock option grant documents.

The Exchange Offer expired at 9:00 p.m., Pacific Time, on December 14, 2016. Effective as of December 14, 2016, OncoSec cancelled all eligible stock options that were tendered in the Exchange Offer and, in exchange, granted new stock options with the terms described below. The results of the Exchange Offer were as follows:

No. of Shares Subject to Eligible Stock Options Exchanged
Exercise Price of $3.00 — $9.99 (Exchanged at a ratio of 2:1)	Exercise Price of $10.00 or More (Exchanged at a ratio of 3:1)	Total No. of Shares Subject to New Stock Options Granted
1,994,250	220,250	1,070,536

The new stock options granted in the Exchange Offer have following terms, as described in more detail in the Offer to Exchange:

●	The number of shares subject to each new stock option is equal to 1/2 of the number of shares subject to each surrendered eligible stock option with an exercise price between $3.00 and $9.99 and 1/3 of the number of shares subject to each surrendered eligible stock option with an exercise price of $10.00 or more;

●	Each new stock option has an exercise price per share of $1.29, the closing price of OncoSec’s common stock as reported by the NASDAQ Capital Market on December 14, 2016;

●	Each new stock option has a new contractual term that is equal in length to the term that was originally provided for in the surrendered eligible stock option;

●	Each new stock option is subject to a new vesting period, with 25% of such stock options vesting upon grant and the remaining 75% of such stock options vesting in equal, monthly increments over a period equal in length to the vesting period of the surrendered eligible stock option;

●	Each new stock option is granted under the OncoSec Medical Incorporated 2011 Stock Incentive Plan (the “2011 Plan”); and

●	The other terms and conditions of each new stock option are generally consistent with the surrendered eligible stock option and the Company’s standard stock option awards granted under the 2011 Plan.

The new stock options were granted in reliance upon the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, based on the following facts: (i) the Exchange Offer was made, and the new stock options were granted, to the Company’s existing security holders exclusively; and (ii) no commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange Offer.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Director and Named Executive Officer Participation in Exchange Offer.

As described above and in the Offer to Exchange, all members of OncoSec’s Board of Directors and all of OncoSec’s executive officers were eligible to participate in the Exchange Offer with respect to any eligible stock options held by them. As a result, on December 14, 2016, pursuant to and as part of the Exchange Offer, eligible stock options were surrendered by the directors and named executive officers of the Company in the amounts shown below, and new stock options were issued to the directors and named executive officers of the Company in the amounts shown below.

	No. of Shares Subject to Eligible Stock Options Exchanged
Name and Position of Directors and Executive Officers	Exercise Price of $3.00 — $9.99 (Exchanged at a ratio of 2:1)	Exercise Price of $10.00 or More (Exchanged at a ratio of 3:1)	Total No. of Shares Subject to New Stock Options Granted
Avtar Dhillon, Chairman of the Board of Directors	522,500	12,500	265,416
Punit Dhillon, President, Chief Executive Officer and Director	562,500	100,000	314,583
James DeMesa, Director	—	—	—
Anthony Maida, Director	—	—	—
Richard Slansky, Chief Financial Officer	225,000	—	112,500
Sheela Mohan-Peterson, Chief Legal and Compliance Officer	90,250	—	45,125
Robert Pierce, former Chief Scientific Officer	241,500	—	120,750
Mai Le, former Chief Medical Officer	—	—	—
All directors and named executive officers, collectively	1,641,750	112,500	858,374

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: December 16, 2016	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	President & Chief Executive Officer

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